LEON WILDE, CPA
                          3452 WEST BOYNTON BEACH BLVD.
                             BOYNTON BEACH, FL 33436
                            TELEPHONE: (561) 732-8822

Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 25, 1998 on our audit of the consolidated financial statements of Phoenix International Industries, Inc. for the years ended May 31, 1997 and 1996, appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 1997.



Leon Wilde, CPA
Boynton Beach, Florida
April 27, 1998